CONSENT OF COUNSEL

         We hereby consent to the use of our name and to the references to our Firm under the caption "Legal Counsel" in the Statement of Additional Information included in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), of BHR Institutional Funds (File Nos. 333-135371 and 811-21913). This consent does not constitute a consent under Section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                /S/ DRINKER BIDDLE & REATH LLP
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                                                Drinker Biddle & Reath LLP

Philadelphia, Pennsylvania
October 27, 2006